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                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     As independent certified public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of Registration Statement File No. 333-47873.


                                          ARTHUR ANDERSEN LLP

Tampa, Florida,

May 28, 1998